As Filed With the Securities and Exchange Commission on ______________, 2008
Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
SEER SIGNS & GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	3993 (Primary Standard Industrial Classification Code Number)	APPLIED FOR (I.R.S. Employer Identification Number)

14722 64 Avenue, Unit 11, Surrey, BC V3S 1X7 (604) 328-7113
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc., 502 E. John Street, Carson City, NV 89706 (775) 882-3072
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:
Luis Carrillo, Esq.
SteadyLaw Group, LLP
501 W. Broadway, Suite 800
San Diego, CA 92101
Tel. No. (619) 399-3090
Fax No. (619) 399-3102

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title Of Each Class of Securities To Be Registered	Dollar Amount to be Registered (1)	Number of Shares to be registered (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee

Common Stock, par value $0.001 per share	$200,000	4,000,000	$0.05	$7.86

(1)
Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of stock splits, dividends, reclassifications and similar adjustment provisions applicable to the securities being registered.

(2)	Estimated solely for the purpose of calculating the registration fee.

Seer Signs and Graphics, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Seer Sings and Graphics, Inc. shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to Completion, Dated ____________ ___, 2008

PROSPECTUS
Seer Signs & Graphics, Inc.

4,000,000 SHARES OF COMMON STOCK

Joslyn Alderson, the selling shareholder named in this prospectus and affiliate of the Company, is offering 4,000,000 shares of common stock of Seer Signs & Graphics, Inc. at a fixed price of $0.05 per share. We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling shareholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws.

The Selling Shareholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Shareholder, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act. See “Security Ownership of Selling Shareholder and Management” for more information about the selling shareholder.

Our common stock is presently not traded on any market or securities exchange. The 4,000,000 shares of our common stock can be sold by the Selling Shareholder at a fixed price of 0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that any market maker will agree to file the necessary documents on behalf of the Company with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holder.

Investing in our common stock involves risks. YOU SHOULD READ THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE ______ FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by		Selling Agent	Proceeds to Selling
Selling Shareholder	Price To Public	Commissions	Shareholder
Per Share	USD$0.05	Not applicable	USD$0.05
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total Offering	USD$200,000.00	Not applicable	USD$200,000.00

Proceeds to the Selling Shareholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $75,000. Seer Signs & Graphics, Inc. will pay these expenses.

This Prospectus is dated ________________ ___, 2008 (subject to completion).

Seer Signs & Graphics, Inc.
14722 64 Avenue, Unit 11, Surrey, BC V3S 1X7

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the related notes. In this prospectus, we refer to Seer Signs & Graphics, Inc. as “Seer Signs,” “our company,” “we,” “us” and “our.”

The Company

Seer Signs and Graphics Inc. (the “Company”) was incorporated under the laws of the state of Nevada on April 12, 2006.  The Company operates a signage sales and service company in Surrey, British Columbia.

On July 1, 2007, the Company acquired the business of TDH Enterprises (“TDH”), a sole proprietorship.  Prior to the acquisition, the Company was a non-operating shell.

There is an opportunity in the Greater Vancouver area of British Columbia to expand and further operate a successful signs and graphics company. The founders recognize this opportunity and have decided to go forward with the expansion of Seer Signs & Graphics, Inc. The company will further penetrate the market in the design, manufacture, and installation of unique and affordable signage featuring superior quality graphics and quick customer service. Our management also recognize the opportunities for offering a variety of styles from which to select, including window and door designs at highly competitive prices. Seer Signs & Graphics, Inc. will serve its area of business working to make its lines more productive while at the same time controlling expenses. This business plan will show the components that make up and accomplish this exciting business venture.

Our business is based on two vital components:

1.
Excellent management that has a mastery of choosing the right product and the right service at the right time with a mastery of knowing what its total market is and how to keep gaining a greater share of that market.

2.	Providing an excellent product or service that is not only well accepted now but also whose acceptance and use will continue to grow at an accelerated rate into the future.

Seer Signs & Graphics, Inc. will coordinate worker productivity with increasing market demand to ensure continued company growth and development. Its approach emphasizes the individual participation of every employee and member of this organization and the total process of building the company to acquire an ever-increasing market share. By guiding and helping employees with knowledge and awareness, it will build a solid foundation for achieving its most ambitious goals. Seer Signs & Graphics, Inc. realizes that this is an ideal time to expand its business in this growing industry and move forward in a steady progression over the next five years. Some of the highlights of its strategy are here briefly summarized:

✓	Seer Signs & Graphics, Inc. has talent and experience that is superior for the marketplace.
✓	Profitability is assured by its preparation of knowing what the market requirements are presently and what the market requirements are to be in the next several years.
✓	With its strategy and budget in place, sales are expected to multiply rapidly and the company expects to move in on the leaders in the industry.

Though Seer Signs may be deemed a development stage company that plans in this offering to issue “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have no present plans to be acquired or to merge with another entity, nor do we or any of our affiliated shareholders have any present plans to enter into a change of control or similar transaction.  Accordingly, we do not believe that Seer Signs qualifies as a “blank check company” as that term is defined in Rule 419 promulgated under the Securities Act.

We maintain our executive offices at 14722 64 Avenue, Unit 11, Surrey, BC V3S 1X7.
The Company’s phone number is (604) 328-7113.

THE OFFERING

Securities Offered	4,000,000 par value $0.001 Common Stock
Selling Shareholder(s)	Joslyn Alderson.
Offering Price	USD$0.05 per share
Shares outstanding prior to the offering	6,000,000
Shares to be outstanding after the offering	6,000,000
Net proceeds	$200,000 assuming that the maximum number of shares are sold.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholder
Risk Factors
An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” beginning on page ____ and the other information contained in this prospectus before making an investment decision regarding our common stock.

The above information regarding common stock to be outstanding after the offering is based on 4,000,000 shares of common stock outstanding as of June 21, 2008.

SELECTED FINANCIAL INFORMATION

The following selected financial data has been derived from our financial statements. We have prepared our financial statements in accordance with generally accepted accounting principles. The information below should be read in connection with “Management’s Discussion and Analysis or Plan of Operation” and our Financial Statements and related notes.

Selected Balance Sheet Data:

	As of March 31, 2008	As of December 31, 2007	As of December 31, 2006
Balance Sheet
Total Assets	$10,724	$10,692	$0
Total Liabilities	$19,924	$21,012	$5,721
Stockholders Equity (Deficit)	$(9,200)	$(10,320)	$(5,721)

Selected Income Statement Data:
	As of	Year Ended	Year Ended
	March 31, 2008	December 31, 2007	December 31, 2006
Income Statement
Revenue	$9,105	$38,132	$42,373
Total Expenses	$7,984	$53,976	$52,094
Net Income (Loss)	$1,121	$(15,844)	$(9,721)

CAUTIONARY STATEMENT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors - many beyond our control - that could cause actual events or results to be significantly different from those described in the forward-looking statement. Any or all of our forward-looking statements in this registration statement or in any other public statements we make may turn out to be wrong.

We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contemplated in the forward-looking statements, including, without limitation, the following:

• our failure to achieve significant revenues;

• our ability to procure additional funding;

• an adverse change in foreign currency exchange rates;

• our dependence on our key executives;

• volatility in the market, if a market ever develops, for shares of our common stock;

• our ability to pay dividends on common stock under Nevada law;

• the effect of economic conditions generally; and

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or words of similar meaning. They may also use words such as, “would,” “should,” “could” or “may”. Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption “Risk Factors”.

RISK FACTORS

An investment in our common stock is highly speculative. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and documents incorporated by reference into this prospectus and consider the following risk factors. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected. This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS.

We have a limited operating history from which you can evaluate our current business and our prospects. We will encounter risks and difficulties frequently experienced by early-stage companies in rapidly evolving industries. Some of these risks relate to our ability to:

•	attract and retain consumers on a cost-effective basis;
•	expand and enhance our service offerings;
•	respond to regulatory changes or demands;
•	respond to litigation;
•	operate, support, expand and develop our operations, our website and our software, communications and other systems;
•	diversify our sources of revenue;
•	maintain adequate control of our expenses;
•	raise additional capital;
•	respond to technological changes; and
•	respond to competitive market conditions.

If we are unsuccessful in addressing these risks or in executing our business strategy, our business, financial condition or results of operations may suffer.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan as we will not receive any funds from this registration.

We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing. Obtaining additional financing would be subject to a number of factors including investor acceptance of our business plan and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital.  Any sale of share capital will result in dilution to existing shareholders.

WE HAVE ONLY A LIMITED NUMBER OF CLIENTS AT ANY GIVEN TIME. EVEN IF WE OBTAIN NEW CLIENTS, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.

We have only a limited number of clients at any given time. Even if we obtain new clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT MARKETING OF OUR SERVICES TO POTENTIAL KNOWN CLIENTS. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are small and do not have much capital, we must limit marketing of our services. We will initially generate revenues through the sale of services. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR SERVICES ARE SUBJECT TO SEASONAL FLUCTUATIONS AND AS A RESULT THERE MAY BE PERIODS WHEN WE SUSPEND OPERATIONS.

Seasonal fluctuations will adversely impact revenues and may impede future growth. Historically revenues in December and January are weakest of the calendar year. Prolonged periods where there is a lack of revenue may cause cutbacks and create challenges for meaningful growth.

THE MAJORITY OF OUR OFFICERS AND DIRECTORS WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.

This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.  With the exception of our Chief Operating Officer, Troy Hibbs, our other officers and directors will only be devoting limited time to our operations. Though our Chief Operating Officer will be working full time, our other officers and directors will be devoting approximately 8-12 hours per week of their time to our operations. Because of this, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE HAVE ONLY THREE OFFICERS AND DIRECTORS WHO ARE RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only three officers and directors. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

BECAUSE WE DO NOT MAINTAIN ANY INSURANCE, IF A JUDGMENT IS RENDERED AGAINST US, WE MAY HAVE TO CEASE OPERATIONS.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

BECAUSE INSIDERS CONTROL OUR ACTIVITIES, THEY MAY BLOCK OR DETER ACTIONS THAT YOU MIGHT OTHERWISE DESIRE THAT WE TAKE AND MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO SUCH INSIDERS AND NOT TO OUTSIDE SHAREHOLDERS.

Two of our officers and directors control all of our common stock, and we do not have any non-employee directors. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. They also have the ability to block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

OUR MANAGEMENT DECISIONS ARE MADE BY OUR OFFICERS AND DIRECTORS; IF WE LOSE THEIR SERVICES, OUR REVENUES MAY BE REDUCED.

The success of our business is dependent upon the expertise of Troy Hibbs, Joslyn Alderson and Leighton Dean. Because they are essential to our operations, you must rely on their management decisions. They will continue to control our business affairs after the filing. If we lose their services, we may not be able to hire and retain other officers and directors with comparable experience. As a result, the loss of their services could reduce our revenues.

BECAUSE THERE IS NOT NOW AND MAY NEVER BE A PUBLIC MARKET FOR OUR COMMON STOCK, INVESTORS MAY HAVE DIFFICULTY IN RESELLING THEIR SHARES.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

BECAUSE WE DO NOT HAVE AN AUDIT OR COMPENSATION COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON THE ENTIRE BOARD OF DIRECTORS, ALL OF WHICH ARE NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. All members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

The signs and graphics market is intensely competitive and there may be larger, more profitable companies with established business practices that will be in direct competition with our business model.

IF WE FAIL TO INCREASE OUR BRAND RECOGNITION AMONG CONSUMERS, WE MAY NOT BE ABLE TO ATTRACT AND EXPAND OUR ONLINE TRAFFIC.

We believe that establishing, maintaining and enhancing the Company brand is a critical aspect of our efforts to attract new customers and expand. In addition, we will need to increase our spending substantially on marketing and advertising with the intention of expanding our brand recognition to attract and retain customers and to respond to competitive pressures. However, we cannot assure you that these expenditures will be effective to promote our brand or that our marketing efforts generally will achieve our goals.

WE HAVE ARBITRARILY DETERMINED THE OFFERING PRICE, WHICH EXCEEDS THE BOOK VALUE OF THE SECURITIES.

Investors may be unable to recoup their investment if the value of our securities does not materially increase.  We arbitrarily selected the price for the common stock. Since an underwriter has not been retained to offer the securities, our establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in underwritten public offerings.  The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value.  Therefore, investors may be unable to recoup their investment if the value of our securities does not materially increase. Among the factors we considered in determining the offering price were:

1.	Our lack of an operating history,
2.	The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
3.	Our relative cash requirements.

THERE IS NO ESTABLISHED TRADING MARKET FOR OUR COMMON STOCK, AND THE MARKET PRICE OF OUR COMMON STOCK MAY BE HIGHLY VOLATILE OR MAY DECLINE REGARDLESS OF OUR OPERATING PERFORMANCE.

There has not been a public market for our common stock prior to this offering. We cannot predict the extent to which a trading market will develop or how liquid that market might become. If you purchase shares of common stock in this offering, you will pay a price that was not established in the public trading markets. The initial public offering price will be determined us. You may not be able to resell your shares above the initial public offering price and may suffer a loss on your investment.

The market prices of the securities of internet-related and online commerce companies have been extremely volatile.  Broad market and industry factors may adversely affect the market price of our  common stock, regardless of our actual operating performance. Factors that could cause fluctuation in the stock price may include, among other things:

•	actual or anticipated variations in quarterly operating results;
•	changes in financial estimates by us or by any securities analysts who might cover our stock;
•	conditions or trends in the signs and graphics industry;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;
•	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;
•	capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock, including sales of our common stock by our directors and officers or our Founding Principles; and
•	potential litigation

WE ARE GOVERNED SOLEY BY OUR THREE OFFICERS AND DIRECTORS, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Our executive officers and directors make decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. Accordingly, there will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, our executive officers and directors will exercise full control over all matters that typically require the approval of a Board of Directors. The actions of our executive officers and directors are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company from the corporate governance perspective.

Our Executive Officers and Directors exercise control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by our executive officers and directors, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently only have one independent director. Shareholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SINCE OUR EXECUTIVE OFFICERS AND DIRECTORS ARE NOT RESIDENTS OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST THEM.

Shareholders may have difficulty enforcing any claims against the Company because our executive Officers and Directors reside outside the United States. If a shareholder desired to sue, shareholders would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where the assets are located.

WE RELY ON OUR OFFICERS AND DIRECTORS FOR DECISIONS AND THEY MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTEREST OF ALL STOCKHOLDERS.

We rely on our executive officers and directors to direct the affairs of the company and rely upon them to competently operate the business.  We do not have key man insurance on our executive officers and directors and have no written employment agreements with them.  Should something happen to our officers and directors, this reliance on two individuals could have a material detrimental impact on our business and could cause the business to lose its place in the market, adversely affect our growth potential, or even fail. Such events could cause the value of our stock to decline or become worthless.

WE DO NOT EXPECT TO PAY ANY DIVIDENDS FOR THE FORESEEABLE FUTURE.

We do not anticipate that we will pay any dividends to our stockholders in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize on their investment. Investors seeking cash dividends should not purchase our common stock.

OUR SHARES QUALIFY AS PENNY STOCKS AND, AS SUCH, ARE SUBJECT TO THE RISKS ASSOCIATED WITH “PENNY STOCKS”. REGULATIONS RELATING TO “PENNY STOCKS” LIMIT THE ABILITY OF OUR SHAREHOLDERS TO SELL THEIR SHARES AND, AS A RESULT, OUR SHAREHOLDERS MAY HAVE TO HOLD THEIR SHARES INDEFINITELY.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i)	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
(ii)	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
(iii)	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
(iv)	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
(v)
the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Although we have adopted a Code of Ethics, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment.  Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

BECAUSE OF OUR CONTINUING LOSSES FROM OPERATIONS AND LACK OF WORKING CAPITAL, OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Because of our continuing losses from operations and lack of working capital, our auditors have expressed substantial doubt as to our ability to continue as a going concern.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months without raising additional funds. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  If we continue to sustain losses and lack sufficient capital, we may have to cease operations and you could lose your investment.

WE MAY BE SIGNIFICANTLY AFFECTED BY GENERAL ECONOMIC CONDITIONS.

In the normal course of business, we are subject to changes in general or regional economic conditions, including, but not limited to, consumer credit availability, consumer credit delinquency and loss rates, interest rates, inflation, personal discretionary spending levels, and consumer sentiment about the economy in general. Any significant changes in economic conditions could adversely affect consumer demand and/or increase costs resulting in lower profitability for the company.

WE FACE SIGNIFICANT COMPETITION FROM OTHER MORE ESTABLISHED COMPANIES IN THE SIGNS AND GRAPHICS INDUSTRY.

The signs and graphics industry is a highly competitive business. Our competition includes local and regional signs and graphics companies, as well as more established franchise stores. Our competitors may sell the same or similar products that we offer in the same or similar markets at competitive prices. Further, new entrants to the market could result in increased competition and lower-than-expected sales and margins. Additionally, competition over the internet is rapidly increasing. Customers are increasingly using the Internet to purchase their signage and graphic needs, which may further reduce our profitability.

ACCOUNTING MATTERS.

The implementation of new accounting requirements or changes to U.S. generally accepted accounting principles could adversely affect our reported financial position or results of operations. Potential changes currently under consideration by the Financial Accounting Standards Board include, but are not limited to, proposed rule changes relating to the accounting for securitization transactions and potential changes in accounting for leases and pension expense.

OTHER MATERIAL EVENTS.

The occurrence of certain material events including natural disasters, acts of terrorism, the outbreak of war, or other significant national or international events could adversely affect our results.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2008.  The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

March 31, 2008 (unaudited)
Long-term Liabilities	0
Common stock, $0.001 par value, 75,000,000 shares authorized, 6,000,000 shares issued and outstanding	6,000
Additional paid-in capital	0
Accumulated deficit	(15,200)
Total shareholders' equity	9,200
Total capitalization	9,200

USE OF PROCEEDS

The Selling Shareholder is selling shares of common stock covered by this prospectus for her own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the Selling Shareholder.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (“OTCBB”) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the Selling Shareholder is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

This prospectus relates to periodic offers and sales of  shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which shares include:

•6,000,000 shares issued to and owned by our management.

The following table sets forth:

•the name of each selling security holder;
•the amount of common stock owned beneficially by each selling security holder;
•the number of shares that may be offered by each selling security holder pursuant to this prospectus;
•the number of shares to be owned by each selling security holder following sale of the shares covered by this prospectus; and
•the percentage of our common stock to be owned by each selling security holder following sale of the shares covered by this prospectus (based on 6,000,000 shares of common stock outstanding as of the date of this prospectus).

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to outstanding voting securities, as well as any voting securities which the person has the right to acquire within 60 days, through the conversion or exercise of any security or other right.  The information as to the number of shares of our common stock owned by each selling security holder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus, from time to time, to update the disclosure set forth in the table.

Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling security holders upon termination of this offering.  We have, therefore, assumed for the purposes of the following table, that the selling security holders will sell all of the shares owned beneficially by them, which are covered by this prospectus, but will not sell any other shares of our common stock that they presently own.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Alderson, Joslyn	4,000,000	4,000,000	0	0

TOTAL	4,000,000	4,000,000

To our knowledge, and since Joslyn Alderson is the sole Selling Shareholder, there is no selling stockholder or beneficial owner of our shares that:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
•	Are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The Selling Shareholder and any of her pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions.  The Selling Shareholder may offer her shares in transactions at fixed or negotiated prices.  We intend to encourage a securities broker-dealer to apply on Form 211 to quote our stock in the Pink Sheets or, concurrent with the date of the prospectus, on the OTC Bulletin Board, but we cannot assure when or whether this application will be cleared or that, if cleared, quotations of our common stock will commence on any trading facility or will result in the development of a viable trading market for our shares sufficient to provide stockholders with the opportunity for liquidity.  Sales may be at fixed or negotiated prices.  The Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown not in excessive amounts.

In connection with the sale of the common stock or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Shareholder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Shareholder, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act.  In no event shall any broker-dealer receive fees, commissions, and markups that, in the aggregate, would exceed 8%.

We are bearing all costs relating to the registration of the common stock, which are estimated at $75,000. The Selling Shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the “1934 Act”); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholder without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.
The name, address, age and position of our present officers and directors are set forth below:

NAME & ADDRESSES	AGE	POSITIONS	DATE FIRST HELD

Joslyn Alderson Business Address: Residential Address:	42	Chief Executive Officer, President & Director 14722 64 Avenue, Unit 11, Surrey, BC 12809 25 Avenue, Surrey, BC	April 12, 2006
Leighton Dean Business Address: Residential Address:	32	Chief Financial Officer, Treasurer & Director 14722 64 Avenue, Unit 11, Surrey, BC 15344 Victoria Avenue, White Rock, BC	April 12, 2006
Troy Hibbs Business Address: Residential Address:	29	Chief Operating Officer and Secretary 14722 64 Avenue, Unit 11, Surrey, BC 16781 77 Avenue, Surrey, BC	April 12, 2006
Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Joslyn Alderson, CEO, President and Director

Ms. Alderson has worked in numerous industries around the world including high fashion in France and Italy, telecommunications in the United States, and life and property protection in Canada. From 1986 through 1998 she had a very successful career as a fashion consultant living in Paris, France. In 1998 she moved with her husband to the United States where she took a position with World Connect Telecommunications as a Regional Director Sales & Marketing responsible for reselling telecommunications services for Fortune 500 companies like AT&T, MCI/Worldcom, Dishnetwork.  In less than four years, her sales force generated over 25,000 new customers and $1,000,000 in annual recurring revenue. In 2002, she moved to Vancouver to assume the position of Vice President Sales & Marketing Vancouver Fire and Security, a privately held life and property protection service company.  She manages a staff of 24 outside and inside sales representatives  and has seen consistent growth of 10% per year every year since joining the firm.  In 2005 she became an owner of the company and currently serves on its Board of Directors.  In 2006, she provided the seed capital to establish Seer Signs & Graphics Ltd.

Leighton Dean, CFO, Treasurer and Director

Leighton Dean brings a depth of knowledge and experience in numerous industries. In the entertainment industry, Leighton has worked in locales in North America, Europe, Asia, and Africa. After a short stint in New York City working with inner-city youth, he settled in Vancouver where he applied his experience in media production to write and produce his own television pilot, directed to youth, called Vertical. Leighton's experience in sales & marketing led to positions as an account executive with a Vancouver-based marketing and design company and in client relations with a national car rental company. For the past few years, Leighton has served as an executive assistant, project manager, shareholder relations and on the Board of Directors of several private and public companies.

Troy Hibbs, COO, Secretary & Director

Mr. Hibbs has successfully been involved in the sign industry for nine years.  From 1999 until 2007, Mr. Hibbs was working and training with a company called TDH Enterprises and other locally based companies specializing in neon bending and manufacturing neon signs. Contracting for hundreds of sign companies across Canada, Mr. Hibbs was able to build a relationship with several of these companies in anticipation of commencing his own company.  Mr. Hibbs was trained to repair broken neon and re-process it to its original shape and color, build a neon sign from start to finish, install neon signs, and learn electrical safety and how to wire plugs, breakers, switches, power hookups. He also became efficient in operating sign software on the computer, designing files and creating artwork for customers.

In April 2006, Seer Signs & Graphics Inc. was formed, and formal operations commenced in July 2007, following the acquisition of TDH Enterprises, with Mr. Hibbs as President. Using contacts from his previous experience he started contracting for 3-4 sign companies and through word of mouth and vehicle advertising developed a good customer base.  He has taken several courses that revolve around the sign industry, and has learned several new skills needed to install signs.  Presently, Mr. Hibbs contracts for several more sign companies and is rapidly developing a much larger customer base.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our officers and directors will devote time to projects that do not involve us.

Significant Employees

As of June 21, 2008, we employed four (4) people on a full-time basis.

Subsequent to year end, and as of March 31, 2008, we employed four (4) people on a full time basis.

Because of the nature of our business, we do not expect to hire any new employees in the foreseeable future, but anticipate that we will be conducting most of our business through agreements with consultants and third parties.

Family Relationships

There are no family relationships by and among any of our officers or directors.

Involvement in Certain Legal Proceedings

During the past five years, none of our directors or officers have been:

•	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;
•	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  No member of our Board of Directors received compensation for their services for the fiscal year ended December 31, 2007.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any Director or executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

There are no agreements or understandings for any Director or executive officer to resign at the request of another person. None of our Directors or executive officers acts or will act on behalf of or at the direction of any other person.

Director Independence; Committees of the Board of Directors

As our Board of Directors is comprised of individuals who were integral in the founding and operations of our company, we do not have any directors who are “independent” within the meaning of definitions established by the Securities and Exchange Commission.  We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent.  Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors.

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole.  Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

•understands generally accepted accounting principles and financial statements,
•is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
•has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
•understands internal controls over financial reporting, and
•understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth the amount and nature of beneficial ownership of any class of the Company’s voting securities of any person known to the Company to be the beneficial owner of more than five percent, as of the close of business on June 21, 2008 (the “Record Date”).

(1)	(2)	(3)	(4)
Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class Before Offering/After Offering

Common Stock	Joslyn Alderson	4,000,000 – Direct	66.67% / 0%
Common Stock	Troy Hibbs	2,000,000 – Direct	33.33% / 33.33%

(a)	All shares indicated in the above table are restricted securities as defined in the Securities Act of 1933.

No other person is the beneficial owner of more than five percent of any class of the Company’s voting securities.

Security Ownership of Management

The following table sets forth the amount and nature of beneficial ownership of any class of the Company’s voting securities of all of the Company’s directors and nominees and “named executive officers” as such term is defined in Item 402(a)(2) of SEC Regulation S-B, as of the close of business on Record Date.

Title of Class	Name and Address of Beneficial Owner (1)	Amount & Nature of Beneficial Ownership	Percent of Class Before Offering/After Offering (2)

Common Stock	Joslyn Alderson	4,000,000 – Direct	66.67% / 0%
Common Stock	Troy Hibbs	2,000,000 – Direct	33.33% / 33.33%
Common Stock	Leighton Dean	NIL	0% /0%

(1)	The address of each beneficial owner is c/o the Company at 14722 64 Avenue, Unit 11, Surrey, BC.
(2)	This table is based on 6,000,000 issued and outstanding shares.
(3)	As of the date of this prospectus, we have no other shareholders.

DESCRIPTION OF SECURITIES

The Company is authorized to issue seventy five million (75,000,000) shares of shares of Common Stock, par value $.001 per share (the “Common Stock”).

Common Stock

As of June 21, 2008, seventy five million (75,000,000) shares of Common Stock, par value $.001 per share, are authorized, of which 6,000,000 shares are issued and outstanding.

All shares of Seer Signs & Graphics, Inc.’s Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to:

(i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

(ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and

(iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no preemptive rights to acquire additional shares of Common Stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

As of June 21, 2008, we have not authorized any shares of Preferred Stock.

Other Securities

As of the date hereof, no warrants, options, or debt securities have been issued. No holder of any class of stock has any preemptive right to subscribe for or purchase any kind or class of our securities.

Articles of Incorporation and By-Laws

Provisions of our articles of incorporation and bylaws described below, to be determined, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers which certain stockholders may deem to be in their particular best interests. These provisions also could have the effect of discouraging open market purchases of our Common Stock because they may be considered disadvantageous by a stockholder who desires subsequent to such purchases to participate in a business combination transaction with us or elect a new director to our board.

Director Vacancies and Removal

Our bylaws provide that vacancies on our board of directors may be filled for the unexpired portion of the term of the director whose place is vacant by the affirmative vote of a majority of the remaining directors. Our bylaws may provide that directors may be removed from office with or without cause by a majority vote of shareholders entitled to vote at an election of directors.

Actions by Written Consent

Our bylaws provide that any action required or permitted to be taken by our stockholders or Directors at an annual or special meeting of stockholders or directors may be effected without a meeting if, before or after the action taken, a written consent setting forth the action taken is signed by a quorum of stockholders or a quorum of directors, as the case may be. Such consent may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Special Meetings of Stockholders

Our articles of incorporation and bylaws provide that a special meeting of stockholders may be called at any time by our President, board of directors, or a majority thereof. Our bylaws may provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

Advance Notice of Director Nominations and Stockholder Proposals

Our bylaws include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders.

Amendment of the Certificate of Incorporation

As required by Nevada law, certain amendments to our certificate of incorporation must be approved by a majority of the outstanding shares entitled to vote with respect to such amendment.

Amendment of Bylaws

Our articles of incorporation and bylaws provide that our bylaws may be amended or repealed by our board of directors or by the stockholders.

Transfer Agent And Registrar

Our independent stock transfer agent is Wall Street Transfer Agents Inc. located at 12492 Harris Road, Pitt Meadows, BC, V3Y 2J4, Tel: 604.465.7475 and Fax: 604.465.7485. Wall Street Transfer is registered with the SEC.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders was passed upon by the SteadyLaw Group, LLP.

EXPERTS

Our financial statements as of and for the years ended December 31, 2007 and 2006 filed with this prospectus and registration statement have been audited by Moore & Associates, Chartered, as set forth in their report accompanying the financial statements. The financial statements referred to above are included herein in reliance upon such reports given upon the authority of the firm as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provides to the fullest extent permitted by Nevada law, a director or officer of the Company shall not be personally liable to the Company or its shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate the rights of the Company and its shareholders (through shareholders’ derivative suits on behalf of Seer Signs) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  The Company believes that the indemnification provisions in its Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF BUSINESS

OBJECTIVES

Seer Signs & Graphics, Inc. has definite objectives in order to fulfill its desire to participate and achieve an ever-growing market share of the exciting industry that it is entering. What follows is a brief summary of the key objectives of Seer Signs & Graphics, Inc.:

1.	Further penetrate the market in the design, manufacture, and installation of unique and affordable signage featuring superior quality graphics and quick customer service.
2.	Develop employee capabilities to ensure a strong foundation for participation in a rapidly growing company.
3.	Increase sales and revenue at a rate no less than 10% per year.

MISSION STATEMENT

Seer Signs & Graphics, Inc. is a company that will strive to excel in the design, manufacture, and installation of unique and affordable signage featuring superior quality graphics and quick customer service. What makes Seer Signs & Graphics, Inc. different and special is that Seer Signs & Graphics, Inc. will offer a variety of styles from which to select, including window and door designs at highly competitive prices.

Our mission is a simple one. All of us at Seer Signs & Graphics, Inc. endeavor to:

•	To meet the needs of our customers with the highest standards of value, quality, service, and integrity.

•	To provide our employees with a safe and healthy work place where each has an equal opportunity to succeed.

•	To operate our facilities in such a manner as to protect the environment.

•	To aim for a consistent and superior return on equity for all shareholders.

Seer Signs & Graphics, Inc. is confident of the following attributes that it demonstrates as keys to its success:

1.	Founders’ abilities to recognize and define the best course of action
2.	The consistent raising of productivity
3.	Diligent effort to regularly lower overall cost
4.	Recruitment of experienced and talented employees and subcontractors
5.	Ability to effectively market what Seer Signs & Graphics, Inc. provides.

OVERVIEW

Seer Signs & Graphics, Inc. was incorporated in April 2006 and commenced operations in July 2007. The inspiration for the company was the realization that there is a need for a company that can provide cost effective and high quality design, manufacturing and installation of signs and graphics. The company will be headquartered in Surrey, British Columbia.

HISTORY

Seer Signs & Graphics, Inc. is proud of the accomplishments of the people that have made up this company. Seer Signs & Graphics, Inc. is particularly proud of the fact that we think the sign and graphics business is a dynamic, fun, and creative business. A business that allows you to control your future, be actively involved in your community, and provide needed solutions to business customers of all types. The company is also particularly proud of the fact that our products and services typically do one of three things: sell, inform, or direct. Companies in all industries and of every size will always need to sell, inform and direct their customers and/or employees. As a result, the sign and graphics industry is a robust, high growth industry that is positioned exceptionally well to withstand changes to the economy, world events, or corporate dynamics.

LOCATIONS AND PREMISES

Seer Signs & Graphics, Inc. will maintain its headquarters where its management staff will be located in Surrey, British Columbia. At no time will management allow a situation to exist where the company is supporting locations or premises that are not absolutely essential to the most effective operation of the company.

We currently maintain office and shop space in the home of one of the founders. We believe this existing space is sufficient for our needs at present but anticipate requiring additional space in the near future as we act upon our business plan.

DEMOGRAPHICS – SURREY, BRITISH COLUMBIA

As of 2001, the population of Surrey is approximately 347,825 (up from 304,477 in 1996), a 14.2% increase. In 2004, the City of Surrey estimated that the city's population officially reached approximately 400,000. 127,015 people are members of visible minorities, with around 114,000 of these being immigrants. Surrey is one of Canada's fastest growing major cities, and is the second largest city in British Columbia. Approximately 800 people move to Surrey each month. Surrey is also fully representative of the multicultural mix of Canada, and is particularly notable for one of the most highly concentrated South Asian communities in Canada.

DESCRIPTION OF PRODUCTS

Seer Signs & Graphics, Inc. is proud of its main product line and the features and benefits that make up its attractiveness to this ever-growing market. The main features and benefits of our core products to customers include that we produce strong long-lasting products at highly competitive prices. Some of the strengths and capabilities of its core products as it pertains to shelf life, durability and availability include that that most signage can be completed in 2-3 days.

PRODUCTS

Neon Signs

We are one of the few companies who still retain the art of hand-blown neon signs. Although we do import pre-fabricated neon signs from the Asia, the majority of our neon signs are designed and created in our own shop. Because we one of the very few who can offer this unique product, many of our clients are also our competitors who want to offer custom neon signs to their customers.

Elevated Illuminated Signs

We offer the sales, service and installation of storefront illuminated signs. We do not currently have enough market share to own our own high-lift vehicles, we will rent  these vehicles when needed. Our market share is improving rapidly as we make our larger competitors aware of our capabilities in this area. Currently, we are being contracted by Canada’s largest sign company to handle their overflow work. We anticipate rapid growth in this area as our name continues to be recognized in this market segment.

Safety signs

We have one of the most comprehensive and competitively priced ranges of Safety Signs & Labels available. Categories include:- Assembly Point, Emergency Escape/Exit, Fire Equipment, First Aid, Hazard, Mandatory, No smoking, Prohibition, Warning, Health and safety law posters/wall charts.

We also have a “special Sign service” which enables you to customize your own safety signs if required.

Construction Site Signs

Conveniently available from our standard stock range or customized and made to order. Site Safety Signs, Housing Development Project Sign boards, Building site Professional Site boards & General construction Site Signage.

Office Signs

We offer various quality interior sign solutions from, Curved Insert Sign systems to custom made Office Door signs, Door sliders, Reception Signs, Wall signs, Desk top signs, No smoking safety signs, Directory & Hanging Signs. Available in Aluminum, Acrylic, Laminate & Brass.

Factory Signs

We have various Interior & exterior sign systems available or custom made to your own requirements. Aluminum framed Signs, sign trays, Illuminated signs, Post Fixed Signs, Acrylic cut Text & Graphics.

Shop Signs

Custom made to clients own requirements. Aluminum framed Signs, Illuminated Light Boxes, Acrylic cut & Digital Printed Text & Graphics.

Digital Graphics

We produce high quality, Internal & External, Large format, Vinyl Cut & Digitally Printed Graphics for all types of applications. Exhibition Graphics, Vehicle Graphics, Window Display Graphics in glorious full color.

Posters

Digitally Printed High resolution Display Posters for Advertising, Promotions & Special Events. Large range of Aluminum clip frames & Illuminated Edge lit Poster frames available from stock.

Banners

Professional High resolution large format, Digitally Printed Exterior PVC Banners for Advertising, Promotions & Special Events. Exhibition banners, concert banners, sale banners, pub banners, sporting event banners, sponsorship banners, promotional banners, product banners, show banners.

Banner frames, fixings and Accessories also available.

Badges Nameplates & Plaques

Customized and made to order, we will be happy to quote on your particular requirements.

Decals & labels

Screen or Digital Printed onto Self adhesive Vinyl, or Semi rigid PVC, surface or subsurface Printed Customized and made to order, we will be happy to quote on your particular requirements. Product ID Labels, Machine labels, Equipment Service Labels, Industrial Panels & Graphic Overlays, and Car Bumper Stickers.

SERVICE DESCRIPTION

Seer Signs & Graphics, Inc. is proud of its main service line and the features and benefits that make up its attractiveness to this ever-growing market. The main features and benefits of its main service to its customers include that we provide that all employees are experienced in the sign industry with extensive management and graphic arts experience. Some of the strengths and capabilities of its main service as it pertains to potential market, ease of administration and availability include that we ensure high quality to save our customers money in the long run.

SERVICES

Our services include:

•	Screen Printing: Screen printed Equipment labels, Overlays, Control panels, ID labels, safety signs & Nameplates, Self adhesive vinyl Product Stickers.

•	Engraving

•	Digital printing

•	Vinyl cut graphics

•
Exterior Sign Manufacturing:  Effective exterior signage can be crucial in a highly-competitive business world. It is often the key to maximizing a location and helping your company to “stand out from the crowd.”  Expertly designed and manufactured signage promotes your business to a wide audience. Tough, durable exterior signs that can be guaranteed UV-resistant or even vandal-proof are functional but can also be an expression of your company's identity. Simple directional signage is a vital component of good customer service. From fascias - perhaps incorporating illuminated lettering - through to “A” boards, spinning signs, plaques and panel and post systems, we offer our customers a range of signage solutions to meet every need.

•
Interior Sign Manufacturing: Well-appointed, quality interior sign systems create the right impression on customers and visitors, whether the signs are purely functional or whether they are making a statement about the nature of your business.  Cost-effective promotional signage can not only generate brand awareness, it can also generate sales. Point-of-sale display material can draw attention to specific promotions or special offers and with up to 70% of all purchase decisions being taken within the retail location, a customer-friendly environment is essential.  First impressions last, which makes effective interior signage a key feature in presenting your business in the most positive light.

•
Banners:  We can create all types of banners from building wraps or drapes to mounted banners on stands which are consequently portable and therefore ideal for use at exhibitions or in retail locations.

•	Design Consultation: Upon your request, we will provide a sign package free of charge. Included in the package are renderings, specifications and a quote based on the recommended signage.

•
Sign Maintenance:  A quality, well-maintained sign is a business’ most valuable salesman.  If a sign isn’t performing as it was intended, then that business is losing potential customers.  At Seer Signs & Graphics, Inc., we have access to all the equipment necessary to repair and maintain your signage.  Our personnel are experienced and efficient so you get the service you expect.

COMPETITIVE COMPARISON

Seer Signs & Graphics, Inc. has done research and investigation of all of the aspects of the competitiveness of the existing market in which it will be participating. Seer Signs & Graphics, Inc. management team is fully aware of the major competitors throughout the United States and Canada including national franchises such as FASTSIGNS to local, individually owned signs and graphics companies.

Seer Signs & Graphics, Inc. recognizes these major competitors as a prime focus because they have been evaluated using criteria of price and value given. This company specifically knows that the advantages that it has over its competition include that Seer Signs & Graphics, Inc. provides high-quality signs at a fair and honest price. This study of its competition has given the company a mastery of the effects of regulatory agencies, business share, pricing strategies, cut-throat or permissive posturing, as well as strengths and weaknesses of the management teams who head up the companies that make up the competition.

Seer Signs & Graphics, Inc. is aware of the fact that the advertising industry is highly competitive. Agencies of all sizes strive to attract new clients or accounts from existing clients. In addition, many companies have in-house departments, which handle all, or a portion of their advertising. Competition in the advertising industry depends to a large extent on the client's perception of the quality of an agency's creative product. As we grow our operation we will have to compete more frequently against larger advertising agencies. These larger agencies generally have substantially greater financial resources, personnel and facilities than us. We believe we are able to compete on the basis of the quality of our product, service, and personal relationships with clients and reputation.

COMPETITIVE ADVANTAGE

With our staff standing by to assist you, you're never far from sign solutions made simple. Whether it's banners, building signs, vehicle graphics, or signs for your windows, walls, doors or floors, Seer Signs & Graphics, Inc. uses the very latest computer-aided sign making systems and techniques to design and create high-impact, cost effective signs that get you results. When you want it said with signs, you need Seer Signs & Graphics, Inc.

Why Work With Seer Signs & Graphics, Inc.?

•	Our experts will help you identify your needs, providing reliable, personal service and expert consultation to help you develop the best possible solution.
•	We are fast! Many signs and graphics can be produced in less than 24 hours.
•	Our digital capabilities ensure easy conversion of your files, whether Mac or PC, resulting in precise accuracy when reproducing your artwork, no matter what software created it.
•	We can archive your logos and other artwork, allowing you the convenience of re-ordering by phone, fax or e-mail.
•	We offer a wide variety of sign materials in dozens of colors and finishes.
•	We can reproduce your artwork or draw upon our extensive resources, including hundreds of graphics and typestyles, to develop an original design for you.
•	Our sales team gives you proactive, personalized service and complete project management, from estimate through installation.
•	We’ll deliver your project on time and on budget.
•	You’ll have thousands of photographic images from which to choose.
•	Our design tools make it simple and include many personalized services.
•	We are conveniently located.
•	You'll receive reliable, personal service and expert signage consultation.

SALES LITERATURE

Seer Signs & Graphics, Inc. is prepared to highlight all of the most important benefits and features in a packet of sales literature. This information will present a compelling point of view as well as a detailed explanation why the consumer should exchange their hard earned dollars for the company’s essential products and services. The sales literature will be complete in every way and will answer the questions of who, what, why, when and where of what the company is presenting.

SOURCING, FULFILLMENT& APPLICATION

Seer Signs & Graphics, Inc. is totally prepared in the preparation for ease and completion of fulfillment requirements. All aspects of fulfillment have been considered, evaluated and highlighted for the purpose of assuring both customers and pertinent employees that fulfillment will never be a major concern.

Typical Application of our products include:

•	Advertising and Marketing Agencies
•	Builders
•	Car Dealers
•	Commercial Vehicles
•	Local Authority/Local Government
•	Retail
•	Sports & Colleges
•	Sports Grounds and Stadiums

TECHNOLOGY

Seer Signs & Graphics, Inc. has positioned itself in a way to take full advantage of all the technology available for its particular industry. Management has determined that when necessary that state of the art software and appropriate hardware will be implemented to assist all employees in gaining maximum productivity.  In particular, the company will be utilizing accounting procedures both off-line and online to monitor weekly, monthly, quarterly and annual results of all aspects of operations.

FUTURE PRODUCTS AND FUTURE SERVICES

Seer Signs & Graphics, Inc. is currently using its experience and talent to position itself in future markets with the appropriate future products and future services. Its current product and service lines, which include the design, manufacture, and installation of unique and affordable signage, are sufficient in today’s demanding market and will fare very well in future years as well. In addition to this, the company is developing enhancements as well as creating new products and services to keep its position in the marketplace ever expanding.

MARKET ANALYSIS SUMMARY

Seer Signs & Graphics, Inc. has done an exhaustive study of the state of its industry. This industry is one of the most exciting industries in the United States. It presents an ever increasing market, a very healthy bottom line, and excellent opportunities for growth. Even the smallest of businesses requires some sort of signage to promote their services. The outside world demands a fast and efficient sign franchise company that offers superior-quality signs at highly competitive prices. Seer Signs & Graphics, Inc. has all this to offer and its management team will keep its finger on the pulse of market demands. This industry is filling the needs of the consumer and the biggest trend is the use of large-format digital printing, specifically inkjet printing. Inkjet printers are used to produce banners, vehicle graphics, trade show displays, window lettering and more. According to a 2003 Signs of the Times survey, inkjet printing is the most common form of digital imaging. This has become an important part of a full-service sign business. Another trend that is sweeping the franchise community is the ability to service customers through e-commerce initiatives. This is particularly important in the sign and graphics industry, as customers want quick and easy methods for transferring artwork files, viewing proofs, and ordering files. According to the International Franchise Association, “the prospects for, and reality of, involving technology in franchising make this a very exciting time to own a franchised business.” This is why Seer Signs & Graphics, Inc. fits perfectly for meeting the demands of its industry.

MARKET SEGMENTATION

Seer Signs & Graphics, Inc. is very much aware of the importance of market analysis as it pertains to market segmentation. At the current time management feels that in relationship to market segmentation the market for Seer Signs & Graphics, Inc. is very large and growing. The reason for this conclusion in reference to market segmentation is after careful study of its current and potential customer base. The company strongly feels that the market requires a fast and efficient sign franchise company that offers superior-quality signs at highly competitive prices. By offering courteous and prompt service designed to accommodate a variety of client needs, Seer Signs & Graphics, Inc. should be able to capture its market.

TARGET MARKET AND SEGMENT STRATEGY

Seer Signs & Graphics, Inc. aims to understand each and every reason why a consumer buys a particular product or service. In its total analysis there is a study of everything that affects a person’s behavior, their cultural background, their economic status, their educational background, as well as any and all factors that relate to their behavior. Seer Signs & Graphics, Inc. also considers that people overcome and change certain aspects of their background and as a result develop a different behavior. The company not only seeks to become experts on why customers buy but also what makes them buy now. Seer Signs & Graphics, Inc. strives to target that segment of the market that is in the ideal position to need its service, afford its service, and be in a position to act on buying its service immediately. This company is always able to determine these results from such sources as existing customers, suppliers, bankers, trade groups, chamber of commerce, and industry trade journals.

MARKET NEEDS

Seer Signs & Graphics, Inc. evaluates its market primarily from the standpoint of what the needs are of the individual consumer. This can be very complex. This company understands and appreciates what a particular product does. This can be a very varied thing. Seer Signs & Graphics, Inc. knows that the needs of its consumers in relationship to what it offers are primarily because it provides high-quality signs and sign designs featuring hundreds of customized one of a kind items with a typical turnaround time of 48 to 72 hours. Seer Signs & Graphics, Inc. understands that to master this area its management team needs to constantly be tapping into those sources of information that reveal the true motivations of the consumer.

MARKET TRENDS

Seer Signs & Graphics, Inc. is very confident and excited about the timing of the business in its industry. It is the company’s position that this is the ideal time to be on the move in this ever growing market. Evaluating different factors and events that make up a particular pattern in identifying all aspects of that pattern secure them in an enviable position of providing what is needed in the marketplace at this particular time. The company is always watching the big picture and continues to monitor any pattern or trend on a daily basis.

MARKET GROWTH

Seer Signs & Graphics, Inc. recognizes that it is participating in a very large industry with a great growth rate. Its projected growth will be set at a rate greater than the industry average. Seer Signs & Graphics, Inc. implementation of its business strategy will lend itself to fast paced development and dominance of a significant market share. The company has determined the growth of its market on the basis of an ever-increasing customer base, and dollar volume base as well.

INDUSTRY & BUSINESS ANALYSIS (PRODUCTS & SERVICES)

Seer Signs & Graphics, Inc. knows that in the final analysis it can only do well if overall sales are there and expenses are capped at a reasonable level. Its particular position in this industry is that the other companies do some of the things correctly but not as many as it feels that it can do to become a market leader. For example, it has found that some of the other companies have higher prices, inferior personnel, and they provide very slow service with 4-6 week turnaround times and no response for a price quote. Seer Signs & Graphics, Inc. on the other hand, operates in an advantageously different manner as outlined by offering lower prices, exceptional personnel, digital printing, and fast turnaround times.

Government Regulation

Federal, state and local governments and governmental agencies have adopted statutes and regulations affecting the advertising activities of advertising agencies and their clients. For example, statutes and regulations have prohibited television advertising for certain products and regulated the form and content of certain types of advertising for many consumer products. In the United States, for example, the Federal Trade Commission (FTC) has also required proof of accuracy of advertising claims with respect to various products and, in its enforcement policies, is seeking to establish more stringent standards with respect to advertising practices. The FTC has the authority to investigate and to institute proceedings against advertisers and their advertising agencies for deceptive advertising. The effect on the advertising business of future interpretations of existing statutes or regulations, or the effect of new legislation or regulatory activity cannot be predicted. No claims or enforcement actions have ever been instituted against us to date. We do not currently maintain errors and omissions insurance.

INDUSTRY & BUSINESS PARTICIPANTS (PRODUCTS & SERVICES)

Industry and business participants include national and international franchises throughout the United States and Canada to more local, individually owned signs and graphics companies. The primary weaknesses are that some of these other companies have higher prices, inferior personnel, and they provide very slow service with 4-6 week turnaround times and no response for a price quote. Seer Signs & Graphics, Inc. on the other hand, operates in an advantageously different manner as outlined by offering lower prices, exceptional personnel, digital printing, and fast turnaround times. This is how Seer Signs & Graphics, Inc. distinguishes itself.

COMPETITION AND BUYING PATTERNS

Seer Signs & Graphics, Inc. is excited about its position in relationship to its competition. The management of the company has discovered some innovative and creative ways of acquiring all the components that make up its product line. The need for a low-based cost that transcends to a lower net cost prior to sale and therefore transcends into a greater profit is what keeps Seer Signs & Graphics, Inc. on the cutting edge of continuously competing on a favorable basis. Such things as inventory control, source of components, fast turnover, production schedules, all contribute to a healthy aspect of competing with other companies.

STRATEGY AND IMPLEMENTATION

Seer Signs & Graphics, Inc. centers its strategy on the premise that the company resonates with the consumer because it offers courteous and prompt service designed to accommodate a variety of client needs. Always keeping that in mind, it has its management constantly focus on productivity being high and of course expenses remaining very modest. Seer Signs & Graphics, Inc. is diligent in dissecting every aspect of this business to make each component productive and contributive to the goal of a highly profitable relationship with its customers.

MARKETING STRATEGY

Seer Signs & Graphics, Inc. is aware of all of the different choices in relationship to marketing strategy. Because of its research and recommendations from management it has chosen to market what it does through the distribution of flyers, signs, and by word of mouth. It has chosen this strategy because costs are minimal, effectiveness is extremely high and branding recognition is enhanced.

PRICING STRATEGY

Seer Signs & Graphics, Inc. has after careful consideration decided to align its pricing at a lower level in comparison to its competition. This fits in perfectly with where the company sees itself positioned in the total marketplace and communication with its customer base as far as getting appropriate value and still maintaining sufficient motivation for high volume.

DISTRIBUTION STRATEGY

Seer Signs & Graphics, Inc. focuses on all three aspects of distribution concerns, that is, coverage, control and costs. These aspects can all be complex. Seer Signs & Graphics, Inc. is certain that it has made the wisest decision in relationship to its coverage and control and cost for its distribution strategy. The coverage and control that it’s striving for is achieved by its various marketing programs. Its cost structure is geared to enhance its distribution based upon its positioning in the marketplace.

MARKETING PROGRAMS

Seer Signs & Graphics, Inc. knows that in reference to its marketing programs it needs to tell an excellent story. Its story is compelling, detailed and highlights many of its capabilities.  The company knows that its consumers hear its voice loud and clear through every aspect of the company, staff, reputation, and quality control. Seer Signs & Graphics, Inc. strives to be indispensable to the consumer. Its marketing programs work to identify this company, highlight competitive advantages, show appreciation for customer feedback, take advantage of marketing resources, and demonstrate that the company is knowledgeable, energetic, and enthusiastic.

SALES STRATEGY

As stated earlier, Seer Signs & Graphics, Inc. is currently focusing its sales strategy on the implementation of marketing programs, which include the distribution of flyers, signs, and by word of mouth.

MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. IN ADDITION TO THE HISTORICAL CONSOLIDATED FINANCIAL INFORMATION, THE FOLLOWING DISCUSSION AND ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER “RISK FACTORS” AND ELSEWHERE IN THIS PROSPECTUS.

PLAN OF OPERATIONS:

Our plan of operations for the next twelve months is to proceed with the implementation of our business plan.  We will strive to launch all aspects of our operations.  Primarily, we will focus on generating revenue from our sales.  Continuing operations will always focus on ways to increase our marketing sales force. We may require up to $300,000 in additional financing to expand our operations as outlined in the table below, subject to our cash on hand and actual revenues.

Goal	Expected Manner of Occurrence or Method of Achievement	Date When Step Should be Accomplished	Cost of Completion
Complete franchising model	Retain legal counsel to assist in the preparation of franchising agreement	6 – 24 months	$80,000
Create corporate website	Complete design and technology of our corporate web-site	6 – 9 months	$30,000
Launch Marketing Phase	Implementation of marketing plan	6 – 12 months	$75,000
Create partnerships with developers	Incentives that will be offered as part of our marketing campaign	9 - 24 months	$60,000
Create corporate identity and brand recognition	Traditional sources of advertising	12 - 24 months	$55,000

Our total expenditures over the next twelve months are anticipated to be approximately $200,000 including the remaining estimated costs of this offering. Our cash on hand as of December 31, 2007 is $2,115, but NIL as of March 31, 2008. We do not have sufficient cash to fund our operations for the next twelve months, and will rely on cash generated from sales to continue to operate.

All steps will be undertaken contemporaneously.

Limited operating history; need for additional capital

We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in dilution to shareholders.

Cash Requirements

Our cash on hand as of December 31, 2007 is $2,115.  However, as of March 31, 2008, our cash on hand was NIL. We do not have sufficient cash on hand to pay the costs of our goals as outlined above as projected to twelve (12) months or less and to fund our operations for that same period of time. As such, we will require additional financing in order to proceed with any of our goals as projected at more than twelve (12) months. We presently do not have any arrangements for additional financing, and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with any of our goals projected at more than twelve (12) months.

Any additional growth of the Company may require additional cash infusions. We may face expenses or other circumstances such that we will have additional financing requirements. In such event, the amount of additional capital we may need to raise will depend on a number of factors. These factors primarily include the extent to which we can achieve revenue growth, the profitability of such revenues, operating expenses, research and development expenses, and capital expenditures. Given the number of programs that we have ongoing and not complete, it is not possible to predict the extent or cost of these additional financing requirements.

Notwithstanding the numerous factors that our cash requirements depend on, and the uncertainties associated with each of the major revenue opportunities that we have, we believe that our plan of operation can build long-term value if we are able to demonstrate clear progress toward our objectives.

Progress in the development of our business plan will likely lend credibility to our plan to maintain profitability. We anticipate that we will hire several members to our sales, marketing, research and development, regulatory and administrative staff during the course of 2008 in order to fully implement our plans for growth.

The failure to secure any necessary outside funding would have an adverse affect on our development and results there from and a corresponding negative impact on shareholder liquidity.

Future Financings

Our plan of operation calls for significant expenses in connection with the implementation of our business plan over the course of the next 24 months. For the next twelve months, management anticipates that the minimum cash requirements to fund our proposed goals and our continued operations will be at least $300,000. As such, we do not have sufficient funds on hand to meet our planned expenditures over the next 24 months. Therefore, we may require and may need to seek additional financing to meet our planned expenditures.

Obtaining additional financing would be subject to a number of factors, including development of our business plan and interest in our company. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue Recognition

The Company recognizes revenues on product sales, other than fixed-price contracts, based on the terms of the customer agreement. If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer. Our ability to collect outstanding accounts receivable is reviewed on a quarterly basis. When management determines that there is a potential collection problem, a reserve is established, based on management’s estimate of the potential bad debt. When management abandons all collection efforts it will write off the account and adjust the reserve accordingly.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Compensation

The Company may periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2008 (UNAUDITED) COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2007 (UNAUDITED).

REVENUE

Our net revenue amounted to $ 9,105 for the three months ended March 31, 2008 compared to $ NIL for the three months ended March 31, 2007.  Our increase in revenue for the three months ended March 31, 2008 compared to the three months ended March 31, 2007 is a direct result of the acquisition of TDH Enterprises in July 2007 when our operations began.

Fluctuations in our revenues are primarily the result of the nature of the business model we operate. The Company can neither predict or assess, nor prevent fluctuations.  We attempt to offer services at competitive prices.  Because of the unpredictable nature of fluctuations, we do not attribute fluctuations to any particular item or event. Our business model is designed to respond to fluctuation with immediate change.  We do not account for or analyze the fluctuations as we do not believe it to be a prudent use of resources, given our business model.

OPERATING EXPENSES

Our total operating expenses for the three months ended March 31, 2008 were $ 7,984 compared to $ NIL for the same period in the prior year.  Expenses consisted primarily of general operating expenses and professional fees.

NET PROFIT

As a result of the foregoing, we had a net profit of $ 1,121 for the three months ended March 31, 2008 compared to a net profit of $ NIL for the same period in the prior year.  Our net profit for the period ended March 31, 2008 was lower than expected as a result of accounting fees associated with our SEC filing.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2008, our cash balance was $ 0 as we were temporarily relying on our bank overdraft to fund our accounts receivable as well as payroll and other expenses. This represents a decrease in our financial position since December 31, 2007 when we reported cash of $ 2,115.

As of March 31, 2008, a related party had loaned the Company USD $9,346. This loan is payable on demand, unsecured and does not accrue interest.

Developments in July 2007, specifically our agreement with TDH Enterprises, directly resulted in increased revenues and increased cash on hand.

Cash flows from operating activities in 2008 through March 31 were negative $4,136 compared with negative $1,666 for the year ended December 31 2007.

Results of Operations for the Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

REVENUE. During the year ended December 31, 2007, the Company had revenue of $ 80,292 as compared to revenue of $ 61,272 for TDH Enterprises for the year ended December 31, 2006, which represents an increase of approximately 31%.

COST OF REVENUE. Cost of revenue, which consists of direct labor, overhead and material costs, was $42,160 for the year ended December 31, 2007 as compared to $ 18,898 for TDH Enterprises for the year ended December 31, 2006.

GROSS PROFIT. Gross profit was $ 38,132 for the year ended December 31, 2007 as compared to $ 42,373 for TDH Enterprises for the year ended December 31, 2006. The decrease in our gross profit is attributable to higher material and labor costs and lower margins on some competitive bids.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses which consist of sales and marketing, accounting, legal, management fees, investor relations and other administrative expenses totaled $ 53,976 the year ended December 31, 2007, as compared to $ 52,094 for TDH Enterprises for the year ended December 31, 2006, which represents an increase of approximately 4%. We expect these categories of expenses to increase in future periods, based on anticipated growth of the Company. We have also increased the management fees to our Chief Operating Officer.

Our ability to continue to grow our revenues is subject to significant risks including, without limitation, our limited marketing budget, the limited track record for our products and the difficulties encountered in trying to enter new markets with newly developed products and technologies, the potentially long sales and qualification process required for our products and the risk that our competitors will develop products that diminish or eliminate any technological advantages of our products.

Liquidity and Capital Resources

Overview

We continue to operate with a negative cash flow from operations, and depend upon external financing to maintain our operations. We lost $ 15,844 during the year ended December 31, 2007 and had a cumulative deficit of $ 16,320 as of that date. Our negative cash flow from operations during the year ended December 31, 2007 was approximately $ 250 per month.

If we need to raise additional funds in the future, it is likely we will seek to issue additional equity securities. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise any needed funds, we might be forced to make substantial reductions in our operating expenses, which could adversely affect our ability to implement our current business plan and ultimately our viability as a company.

Our consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The factors described above raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from this uncertainty. Our independent registered public accounting firm has included an explanatory paragraph expressing doubt about our ability to continue as a going concern in their audit report for the fiscal year ended December 31, 2007.

Goodwill & Intangible Assets

The Company has not attributed any value to Goodwill but has recorded Intangible Assets of $2,000 as a direct result of the acquisition of the business interests of TDH Enterprises.  The business interests include the reputation of the sole proprietor, industry knowledge & know how, customer contracts, customer lists, vendor relationships, subcontracts, and other information which allows the Company to carry-on the business of the sole proprietorship. The Company tests this Intangible Asset for impairment annually.

 Accounting for Income Taxes

The Company accounts for income taxes under the asset and liability method.  Under this method, deferred assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.  The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be recoverable against future taxable income.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

SEC Filing Plan

We intend to file a Form 8-A 12G thereby registering our common stock, and effectively becoming a fully reporting issuer, immediately upon receiving our Notice of Effectiveness related to this Form S-1 Registration Statement. Once we file our Form 8-A, this means that we will be required to file disclosure documents with the SEC.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 is expected to have no material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 159 is expected to have no material impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141R”). SFAS No. 141R replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS No. 141R will have on its financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our business office is located at 14722 64 Avenue, Unit 11, Surrey, BC V3S 1X7.  This space is provided to us free-of-charge by a family member of our Chief Operating Officer. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of the date of this prospectus, other than the transaction described below, there are no, and have not been, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

• our Directors or Executive Officers;
• any nominee for election as a Director;
• any principal security holder identified in the preceding “Security Ownership of Management and Certain Security Holders” section; or
• any relative or spouse, or relative of such spouse, of the above referenced persons.

We issued 4,000,000 shares of our common stock to our Chief Executive Officer, Joslyn Alderson, at par value.  The shares were issued pursuant to the exemption for non-public offerings under Section 4(2) of the Securities Act.

As part of the transaction with TDH Enterprises, we issued 2,000,000 shares of our common stock to our Chief Operation Officer, Troy Hibbs, at par value.  The shares were issued pursuant to the exemption for non-public offerings under Section 4(2) of the Securities Act.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No shares of the Company’s common stock have previously been registered with the Securities and Exchange Commission (the “SEC”) or any state securities agency or authority.  The Company intends to make application to the NASD for the Company’s shares to be quoted on the OTCBB.  The application to the NASD will be made during the Commission comment period for this Form S-1 or immediately thereafter.  The Company’s application to the NASD will consist of current corporate information, financial statements and other documents as required by Rule 15c211 of the Securities Exchange Act of 1934, as amended.  Inclusion on the OTCBB permits price quotation for the Company’s shares to be published by such service.

The Company is not aware of any existing trading market for its common stock.  The Company’s common stock has never traded in a public market.  There are no plans, proposals, arrangements or understandings with any person(s) with regard to the development of a trading market in any of the Company’s securities.

If and when the Company’s common stock is traded in the OTCBB, most likely the shares will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock” rule.  Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC.  If the Company’s shares are deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities.  Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company’s common stock and may affect the ability of shareholders to sell their shares.

At June 21, 2008, there were two record holders of 6,000,000 shares of the Company’s Common Stock.

Dividends – We have never paid any dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future because:

•applicable provisions of Nevada law described below limit our ability to pay dividends if we do not have net income;
•we have experienced losses since inception;
•we have significant capital requirements in the future; and
•we presently intend to retain earnings, if any, to finance the expansion of our business.

Future dividend policy will depend on:

•our earnings, if any;
•applicable provisions of Nevada law described below governing the payment of dividends;
•capital requirements;
•expansion plans;
•legal or contractual limitations;
•financial condition; and
•other relevant factors.

The payment of dividends will also depend on our ability to declare dividends under Nevada law.  under Nevada law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Nevada statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Nevada statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Dividends

There are no  restrictions  in our  articles  of  incorporation  or bylaws  that prevent us from declaring  dividends.  The Nevada Revised Statutes,  however, do prohibit  us  from  declaring  dividends  where,  after  giving  effect  to  the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total  assets would be less than the sum of our total  liabilities  plus the amount  that would be needed to satisfy the rights of  shareholders  who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

How Executive Officer Compensation is Determined

We are not a party to an employment agreement with any of our executive officers.  Compensation for our executive officer will be determined from time to time by the Boards of Directors, of which each executive officer is a member. In determining the amount of compensation to be paid, it is anticipated that such Board of Directors will arbitrarily settle upon an amount representing a salary and a benefit package. It is anticipated that the amount of compensation will not be tied to any performance goals or other traditional measurements and may be increased from time to time at the sole discretion of such Board.

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2007.  The value attributable to any option awards is computed in accordance with FAS 123R.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Joslyn Alderson, Director and Chief Executive Officer	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Leighton, Director and Chief Financial Officer	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Troy Hibbs, Chief Operating Officer	2007 2006	Nil 37,416	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Employment Agreements

Currently, we do not have any written employment agreements.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during year ending December 31, 2007 by the executive officer named in the Summary Compensation Table.

Available Information

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV.

REPORTS TO SHAREHOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

SEER SIGNS & GRAPHICS INC.

BALANCE SHEETS

(UNAUDITED)

ASSETS	For the Three Months Ended March 31, 2008	For the Year Ended December 31, 2007
Current Asset
Cash (Bank Indebtedness)	$0	$2,115
Accounts Receivable, net	5,821	3,587
Prepaid Expenses	178	0
Total Current Assets	5,999	5,702
Equipment, net of accumulated depreciation	2,725	2,990
Intangible Assets	2,000	2,000
Total Assets	$10,724	$10,692
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Bank Overdraft	968	0
Accounts payable and accrued expenses	9,610	10,054
Customer Prepayments	0	3,633
Shareholders’ loans	9,346	7,325
Total current liabilities	19,924	21,012
Stockholders' Equity (Deficit)
Common stock, USD $.001 par value; 75,000,000 shares authorized;
Issued: 6,000,000 shares	6,000	6,000
Additional paid-in capital	0	0
Retained earnings (deficit)	(15,200)	(16,320)
Total stockholders' equity (deficit)	(9,200)	(10,320)
Total Liabilities and Stockholders’ Equity(Deficit)	$10,724	$10,692

The accompanying notes are an integral part of these financial statements.

SEER SIGNS & GRAPHICS INC.

STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2008 and 2007

(UNAUDITED)
	2008	2007
Revenue	$28,918	$0
Cost of Goods Sold	19,814	0
Net Operating Revenue	9,105	0
Expenses
Automobile Expenses	4,514	0
Bank and interest charges	149	0
General and Administrative	2,299	0
Professional Fees	1,022	0
Total Expenses	7,984	0
Net income (loss)	$1,121	$0
Provision for Income Tax	$0.00	$0.00
Net income (loss) per common share (basic and
fully diluted)	$0.00	$0.00
Weighted average number of common
shares outstanding	6,000,000	4,000,000

The accompanying notes are an integral part of these financial statements.

SEER SIGNS & GRAPHICS INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

From inception on April 12, 2006 through March 31, 2008

(UNAUDITED)
			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total
Balances, April 12, 2006 (Inception)	0	$0	$0	$0	$0
Founders shares issued	4,000,000	$4,000			4,000
Net profit (loss) for the period				(9,721)	(9,721)
Balances, December 31, 2006	4,000,000	$4,000	$0	$(9,721)	$(5,721)
Shares issued in acquisition of TDH	2,000,000	2,000			2,000
Recapitalization of TDH Enterprises				9,246	9,246
Net profit (loss) for the period				(15,844)	(15,844)
Balances, December 31, 2007	6,000,000	$6,000	$0	$(16,320)	$(10,320)
Net profit (loss) for the period				1,121	1,121
Balances, March 31, 2008	6,000,000	$6,000	$0	$(15,200)	$(9,200)

The accompanying notes are an integral part of these financial statements.

SEER SIGNS & GRAPHICS INC.

STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2008 and 2007

(UNAUDITED)

	2008	2007
Operating Activities
Net income (loss)	$1,121	$0
Adjustments to reconcile net income (loss) to net
Cash flows from operating activities
Depreciation and amortization	265	-
Changes in operating assets and liabilities
Bank Overdraft	968
Account Receivable	(2,234)	-
Prepaid Expenses	(178)
Customer Prepayments	(3,633)	-
Accounts payable and accrued liabilities	(445)	-
Net cash used in operating activities	(4,136)	0
Investing Activities
Net cash from investing activities	0	-
Financing Activities
Proceeds from shareholders’ loans	2,021	0
Payments on shareholders’ loans	-	-
Net cash from financing activities	2,021	0
Change in cash	(2,115)	0
Cash, beginning of the period	2,115	0
Cash, end of the period	$0	$0
Supplemental Information:
Cash paid for interest expense	$149	$-
Cash paid for income taxes	$-	$-
Non-Cash Activities	$150	$-

The accompanying notes are an integral part of these financial statements.

SEER SIGNS & GRAPHICS INC.
NOTES TO FINANCIAL STATEMENTS

March 31, 2008

Note 1 - The Company and Significant Accounting Policies

The Company

Seer Signs and Graphics Inc. (the “Company”) was incorporated under the laws of the state of Nevada on April 12, 2006.  The Company operates a signage sales and service company in Surrey, British Columbia.

On July 1, 2007, the Company acquired the business of TDH Enterprises (“TDH”), a sole proprietorship. Prior to the acquisition, the Company was a non-operating shell. This acquisition is described in more detail in Note 4.

Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information.  Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.  The results of operations reflect interim adjustments, all of which are of a normal recurring nature and which, in the opinion of management, are necessary for a fair presentation of the results for such interim period.  The results reported in these interim financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.  Certain information and note disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.  These unaudited interim financial statements should be read in conjunction with the audited annual financial statements for the year ended December 31, 2007.

Cash

Cash consists of funds in checking accounts held by financial institutions in Canada.

Revenue Recognition

Revenue is recognized in the period in which it is received or receivable if the amount receivable can be reasonably estimated and its collection is reasonably assured.

Foreign Currency Translation

The Company’s functional currency is the Canadian Dollar. The accompanying financial statements have been translated at the Bank of Canada noon exchange rate in effect at the transaction dates and presented in United States Dollars.  Gains and losses resulting from foreign currency translations are included in the Statement of Operations as General and Administrative expenses. As of March 31, 2008, the foreign exchange gain(loss) equaled $341 and $ 0 respectively.

Accounts Receivable

Accounts receivable are recorded at their principal amounts and are generally unsecured. Management considers all amounts over 60 days to be past due. Periodically management reviews receivables and establishes an allowance for uncollectible accounts based on historical collection and current economic conditions. Receivables deemed uncollectible are written off against the allowance.  There were no bad debts recorded for the period ended March 31, 2008.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities.  Common stock issuable is considered outstanding as of the original approval date for purposes of earnings per share computations.  As of March 31, 2008, there were no potentially dilutive securities outstanding.

Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenue and expenses during the period.  Actual results could differ from these estimates.

Equipment

Equipment with a life of more than one year and a cost in excess of $500 are capitalized and depreciated. Depreciation is computed using the declining balance method based on the estimated useful lives of the assets. Computers and Furniture are depreciated at a rate of 30% and 20% per year respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method.  Under this method, deferred assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.  The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be recoverable against future taxable income

New Accounting Pronouncements

SFAS No. 123(R), Share-Based Payment, replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first annual period that begins after December 15, 2005. The adoption of SFAS No. 123(R) is expected to have no impact on the Company's financial statements.

SFAS No. 151, Inventory Costs, is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's financial statements.

SFAS No. 153, Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29, is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair-value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is not expected to have a significant impact on the Company's financial statements.

SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, this statement does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 is expected to have no impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), as amended in February 2008 by FSP FAS 157-2, Effective Date of FASB Statement No. 157. The provisions of SFAS 157 are effective for the Company as of April 1, 2008. However, FSP FAS 157-2 defers the effective date for all nonfinancial assets and liabilities, except those recognized or disclosed at fair value on an annual or more frequent basis, until April 1, 2009. SFAS 157 defines fair value, creates a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The Company does not expect the adoption of SFAS 157 to have a material impact on its financial statements.

In September 2006, the FASB released SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) (“SFAS 158”). Under the new standard, companies must recognize a net liability or asset to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance sheets. The Company does not expect the adoption of SFAS 158 to have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits all entities to choose to measure eligible items at fair value on specified election dates. The associated unrealized gains and losses on the items for which the fair value option has been elected shall be reported in earnings. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 159 to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires a company to clearly identify and present ownership interests in subsidiaries held by parties other than the company in the consolidated financial statements within the equity section but separate from the company’s equity. It also requires the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of operations; changes in ownership interest be accounted for similarly, as equity transactions; and when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary and the gain or loss on the deconsolidation of the subsidiary be measured at fair value. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and earlier application is prohibited. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133 (“SFAS 161”). This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect the adoption of SFAS 161 to have a material impact on its financial statements.

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Shareholder Loans

A Corporate officer and shareholder loaned funds to the Company.   The loan does not bear interest and is due on demand.  As of March 31, 2008 and 2007, the shareholders’ loans equaled $9,346.

Note 4 - Acquisition

By unanimous written consent of its Board of Directors, the Company acquired the business interests of TDH Enterprises (“TDH”), a sole proprietorship, which operated a signage sales and service company in Surrey, British Columbia. As consideration, the Sole Proprietor was issued 2,000,000 shares in Seer Signs & Graphics Inc. at par value.

Prior to the acquisition, the Company was a non-operating shell with no revenue, and expenses were legal and accounting fees related to incorporation. Accordingly, the transaction has been accounted for as a recapitalization of TDH. The historical financial statements presented are a consolidation of the Company’s with those of TDH. The assets and liabilities of TDH have been included in these financial statements at their net book value.

The Balance Sheet of the Company on June 30, 2007 prior to the acquisition was as follows:

Assets	$0
Liabilities
Shareholders Loan	5,722
Total Liabilities
Stockholders Equity
4,000,000 Founder’s Shares Issued at Par Value	4,000
Retained Earnings	(9,722)
Total Stockholders’ Equity	$(5,722)

The assets acquired and liabilities assumed of TDH were as follows:

Cash	$2,178
Accounts Receivable	8,187
Equipment, net	3,577
Total Assets	$13,942
Accounts payable and accrued expenses	4,696
Net Recapitalization	9,246

Note 5 – Intangible Asset

As described in Note 4 – Acquisition, the Company acquired the business interests of TDH Enterprises from its sole proprietor for consideration of 2,000,000 shares at par value for a deemed value of $2,000. The business interests include the reputation of the sole proprietor, industry knowledge & know how, customer contracts, customer lists, vendor relationships, subcontracts, and other information which allows the Company to carry-on the business of the sole proprietorship. This transaction is recorded on the Balance Sheet as Intangible Assets and valued at $2,000.

The Company tests Intangible Asset for impairment annually

Note 6 - Income Taxes

The Company is liable for taxes in the United States.  As of March 31, 2008, the Company did not have any taxable income and, therefore, no tax liability or expense has been included in these financial statements.

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Seer Signs & Graphics, Inc.

We have audited the accompanying balance sheets of Seer Signs & Graphics, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for the year then ended December 31, 2007 and from inception on April 12, 2006 through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seer Signs & Graphics, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007 and from inception on April 12, 2006 through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
May 29, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

SEER SIGNS & GRAPHICS INC.

BALANCE SHEETS

For the Years Ended December 31, 2007 and 2006

ASSETS	2007	2006
Current Asset
Cash	$2,115	0
Accounts Receivable, net	3,587	0
Total Current Assets	5,702	0
Equipment, net of accumulated depreciation	2,990	0
Intangible Assets	2,000	0
Total Assets	$10,692	0
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	10,054	0
Customer Prepayments	3,633	0
Shareholders’ loans	7,325	5,721
Total current liabilities	21,012	5,721
Stockholders' Equity (Deficit)
Common stock, USD $.001 par value; 75,000,000 shares authorized;
2007 Issued: 6,000,000 shares 2006 Issued: 4,000,000 shares	6,000	4,000
Additional paid-in capital	0	0
Retained earnings (deficit)	(16,320)	(9,721)
Total stockholders' equity (deficit)	(10,320)	(5,721)
Total Liabilities and Stockholders’ Equity(Deficit)	$10,692	0

The accompanying notes are an integral part of these financial statements.

SEER SIGNS & GRAPHICS INC.

STATEMENTS OF OPERATIONS

	For the year ended December 31,2007	From inception on April 12, 2006 through December 31, 2006
Revenue	$80,292	$61,272
Cost of Goods Sold	42,160	18,898
Net Operating Revenue	38,132	42,373
Expenses
Automobile Expenses	7,881	10,924
Bank and interest charges	352	1,569
General and Administrative	4,377	10,941
Management Fees	37,867	18,939
Professional Fees	3,500	9,721
	53,976	52,094
Net income (loss)	$(15,844)	$(9,721)
Provision for Income Tax	$0.00	$0.00
Net income (loss) per common share (basic and
fully diluted)	$(0.00)	$(0.00)
Weighted average number of common
shares outstanding	5,000,000	2,000,000

The accompanying notes are an integral part of these financial statements.

SEER SIGNS & GRAPHICS INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

From inception on April 12, 2006 through December 31, 2007

			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total
Balances, April 12, 2006 (Inception)	0	$0	$0	$0	$0
Founders shares issued	4,000,000	$4,000			4,000
Net profit (loss) for the period				(9,721)	(9,721)
Balances, December 31, 2006	4,000,000	$4,000	$0	$(9,721)	$(5,721)
Shares issued in acquisition of TDH	2,000,000	2,000			2,000
Recapitalization of TDH Enterprises				9,246	9,246
Net profit (loss) for the period				(15,844)	(15,844)
Balances, December 31, 2007	6,000,000	$6,000	$0	$(16,320)	$(10,320)

The accompanying notes are an integral part of these financial statements.

SEER SIGNS & GRAPHICS INC.

STATEMENTS OF CASH FLOWS

	For the year ended December 31,2007	From inception on April 12, 2006 through December 31, 2006
Operating Activities
Net income (loss)	$(15,844)	$(9,721)
Adjustments to reconcile net income (loss) to net
Cash flows from operating activities
Depreciation and amortization	587	-
Changes in operating assets and liabilities
Account Receivable	4,600	-
Customer Prepayments	3,633	-
Accounts payable and accrued expenses	5,358	-
Net cash used in operating activities	(1,666)	(9,721)
Investing Activities
Cash received in acquisition of TDH Enterprises	2,178	-
Net cash from investing activities	2,178	-
Financing Activities
Proceeds from shareholders’ loans	1,604	5,721
Payments on shareholders’ loans	-	-
Proceeds from stock subscriptions	-	4,000
Net cash from financing activities	1,604	9,721
Change in cash	2,115	0
Cash, beginning of the period	0	0
Cash, end of the period	$2,115	$0
Supplemental Information:
Cash paid for interest expense	$352	$1,569
Cash paid for income taxes	$-	$-
Non-Cash Activities	$587	$-

The accompanying notes are an integral part of these financial statements.

SEER SIGNS & GRAPHICS INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2007 and 2006

Note 1 - The Company and Significant Accounting Policies

The Company

Seer Signs and Graphics Inc. (the “Company”) was incorporated under the laws of the state of Nevada on April 12, 2006.  The Company operates a signage sales and service company in Surrey, British Columbia.

On July 1, 2007, the Company acquired the business of TDH Enterprises (“TDH”), a sole proprietorship. Prior to the acquisition, the Company was a non-operating shell. This acquisition is described in more detail in Note 4.

Cash

Cash consists of funds in checking accounts held by financial institutions in Canada.

Revenue Recognition

Revenue is recognized in the period in which it is received or receivable if the amount receivable can be reasonably estimated and its collection is reasonably assured.

Foreign Currency Translation

The Company’s functional currency is the Canadian Dollar. The accompanying financial statements have been translated at the Bank of Canada noon exchange rate in effect at the transaction dates and presented in United States Dollars.  Gains and losses resulting from foreign currency translations are included in the Statement of Operations as General and Administrative expenses. As of December 31, 2007 and 2006, the foreign exchange gain(loss) equaled $ (1,030) and $ 0 respectively.

Accounts Receivable

Accounts receivable are recorded at their principal amounts and are generally unsecured. Management considers all amounts over 60 days to be past due. Periodically management reviews receivables and establishes an allowance for uncollectible accounts based on historical collection and current economic conditions. Receivables deemed uncollectible are written off against the allowance.  There were no bad debts recorded in the years ended December 31, 2007 or 2006

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities.  Common stock issuable is considered outstanding as of the original approval date for purposes of earnings per share computations.  As of December 31, 2007 and 2006, there were no potentially dilutive securities outstanding.

Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenue and expenses during the period.  Actual results could differ from these estimates.

Equipment

Equipment with a life of more than one year and a cost in excess of $500 are capitalized and depreciated. Depreciation is computed using the declining balance method based on the estimated useful lives of the assets. Computers and Furniture are depreciated at a rate of 30% and 20% per year respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method.  Under this method, deferred assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.  The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be recoverable against future taxable income

New Accounting Pronouncements

SFAS No. 123(R), Share-Based Payment, replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first annual period that begins after December 15, 2005. The adoption of SFAS No. 123(R) is expected to have no impact on the Company's financial statements.

SFAS No. 151, Inventory Costs, is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's financial statements.

SFAS No. 153, Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29, is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair-value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is not expected to have a significant impact on the Company's financial statements.

SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, this statement does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 is expected to have no impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), as amended in February 2008 by FSP FAS 157-2, Effective Date of FASB Statement No. 157. The provisions of SFAS 157 are effective for the Company as of April 1, 2008. However, FSP FAS 157-2 defers the effective date for all nonfinancial assets and liabilities, except those recognized or disclosed at fair value on an annual or more frequent basis, until April 1, 2009. SFAS 157 defines fair value, creates a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The Company does not expect the adoption of SFAS 157 to have a material impact on its financial statements.

In September 2006, the FASB released SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) (“SFAS 158”). Under the new standard, companies must recognize a net liability or asset to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance sheets. The Company does not expect the adoption of SFAS 158 to have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits all entities to choose to measure eligible items at fair value on specified election dates. The associated unrealized gains and losses on the items for which the fair value option has been elected shall be reported in earnings. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 159 to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires a company to clearly identify and present ownership interests in subsidiaries held by parties other than the company in the consolidated financial statements within the equity section but separate from the company’s equity. It also requires the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of operations; changes in ownership interest be accounted for similarly, as equity transactions; and when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary and the gain or loss on the deconsolidation of the subsidiary be measured at fair value. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and earlier application is prohibited. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133 (“SFAS 161”). This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect the adoption of SFAS 161 to have a material impact on its financial statements.

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Shareholder Loans

A Corporate officer and shareholder loaned funds to the Company.   The loan does not bear interest and is due on demand.  As of December 31, 2007 and 2006, the shareholders’ loans equaled $7,325 and $5,721 respectively.

Note 4 - Acquisition

By unanimous written consent of its Board of Directors, the Company acquired the business interests of TDH Enterprises (“TDH”), a sole proprietorship, which operated a signage sales and service company in Surrey, British Columbia. As consideration, the Sole Proprietor was issued 2,000,000 shares in Seer Signs & Graphics Inc. at par value.

Prior to the acquisition, the Company was a non-operating shell with no revenue, and expenses were legal and accounting fees related to incorporation. Accordingly, the transaction has been accounted for as a recapitalization of TDH. The historical financial statements presented are a consolidation of the Company’s with those of TDH. The assets and liabilities of TDH have been included in these financial statements at their net book value.

The Balance Sheet of the Company on June 30, 2007 prior to the acquisition was as follows:

Assets	$0
Liabilities
Shareholders Loan	5,722
Total Liabilities
Stockholders Equity
4,000,000 Founder’s Shares Issued at Par Value	4,000
Retained Earnings	(9,722)
Total Stockholders’ Equity	$(5,722)

The assets acquired and liabilities assumed of TDH were as follows:

Cash	$2,178
Accounts Receivable	8,187
Equipment, net	3,577
Total Assets	$13,942
Accounts payable and accrued expenses	4,696
Net Recapitalization	9,246

Note 5 – Intangible Asset

As described in Note 4 – Acquisition, the Company acquired the business interests of TDH Enterprises from its sole proprietor for consideration of 2,000,000 shares at par value for a deemed value of $2,000. The business interests include the reputation of the sole proprietor, industry knowledge & know how, customer contracts, customer lists, vendor relationships, subcontracts, and other information which allows the Company to carry-on the business of the sole proprietorship. This transaction is recorded on the Balance Sheet as Intangible Assets and valued at $2,000.

The Company has tested this Intangible Asset for impairment and determined that it has not been impaired for the following reasons:

•	The former sole proprietor works full-time for the Company so he continues to provide his reputation and knowledge to the Company;
•	The customer list has grown over last year; and
•	Sales have increased over last year.

Note 6 - Income Taxes

The Company is liable for taxes in the United States.  As of December 31, 2007, the Company did not have any taxable income and, therefore, no tax liability or expense has been included in these financial statements.

The Company has accumulated net operating loss carry-forwards for tax purposes of approximately $16,300 that may be available to offset future taxable income.  These operating loss carry-forwards begin to expire in 2027.  In accordance with the Tax Reform Act of 1986, annual utilization of the Company’s net operating loss carry-forwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.

The deferred tax asset associated with the operating loss carry-forward is approximately $5,000.  The Company has provided a valuation allowance against the deferred tax asset.  The change in the valuation allowance between 2006 and 2007 was an increase of $2,300.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference into this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Seer Signs & Graphics, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

 PROSPECTUS

 6,000,000 Shares of Common Stock

Page
Prospectus Summary
Selected Consolidated Financial Data
Risk Factors
Cautionary Statements Regarding
Forward-Looking Information
Market for Common Equity and Related
Stockholder Matters
Capitalization
Use of Proceeds
Management's Discussion and
Analysis or Plan of Operation
Our Business
Management
Certain Relationships and
Related Transactions
Principal Shareholders
Description of Securities
Selling Security Holders
Plan of Distribution
Legal Matters
Experts
Where You Can Find Additional
Information
Financial Statements	F-1

______________ , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$100
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$1,000
Accounting fees and expenses	$20,000
Legal fees and expense	$45,000
Blue Sky fees and expenses	$0
Miscellaneous	$9.000
Total	$75,000

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholder. The Selling Shareholder, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes allows us to indemnify each of our officers and directors who are made a party to a proceeding if

(a)	the officer or director conducted himself or herself in good faith;

(b)	his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

(c)
in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.  We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by us in the successful defense of any action, suit or proceeding, is asserted, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. We will be governed by the final adjudication of this issue.

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES

The purchasers in each of the following transactions were provided access to business and financial information about us and were provided an opportunity to ask questions of our officers and directors concerning the terms of their investment and our business and financial condition. Each purchaser represented that it was acquiring the securities for investment purposes and not for distribution except as permitted under applicable securities laws. The certificates issued in each of the following transactions bears a legend restricting transferability of the securities absent registration under the Securities Act or the availability of an applicable exemption from registration. No placement agent was involved in the transactions and no commissions or similar remuneration was paid. The issuance of our securities in each of the following transactions was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and the rules and regulations thereunder, including Regulation S.

Issuance of Shares of Common Stock to Founders.

Since inception, we have issued to the founders of our company an aggregate of 6,000,000 shares of common stock. The securities were issued under an exemption from registration provided by Section 4(2) of the Securities Act.

Sale of Shares of Common Stock

On July 1, 2007, we issued 2,000,000 shares of our common stock to Troy Hibbs as part of the transaction involving TDH Enterprises.  The securities were issued under an exemption from registration provided by Section 4(2) of the Securities Act.

All of our shares to date have been issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 16.                      EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of SteadyLaw Group, LLP
14.1	Code of Ethics
23.1	Consent of Moore & Associates, Chartered
23.2	Consent of SteadyLaw Group, LLP (included as part of Exhibit 5.1)

ITEM 17.                      UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Surrey, British Columbia on June _______, 2008.

SEER SIGNS & GRAPHICS, INC

Date	By:	/s/ Joslyn Alderson
Joslyn Alderson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joslyn Alderson		June 21, 2008
Joslyn Alderson	President (Principal Executive Officer), CEO and Director
/s/ Leighton Dean		June 21, 2008
Leighton Dean	Treasurer, Chief Financial Officer (Principal Accounting Officer), and Director
/s/ Troy Hibbs		June 21, 2008
Troy Hibbs	Chief Operating Officer, Secretary & Director